UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 8, 2007

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

25 Minneakoning Road
Flemington, New Jersey 08822
(Address of principal executive offices) (Zip Code)

(908) 782-3431
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On February 8, 2007, NovaDel Pharma Inc., a Delaware corporation (the “Company”), issued a press release to announce that the Company would present at the Bio CEO & Investor Conference 2007 on February 13, 2007, in New York, New York. Dr. Jan Egberts, the Company’s President and Chief Executive Officer, will present a corporate overview describing the Company, including an update on the Company’s product pipeline. A copy of the Corporate Presentation which is the basis of Dr. Egberts’ February 13, 2007 presentation is attached hereto as Exhibit 99.1 and the full text of the press release is attached hereto as Exhibit 99.2. The Corporate Presentation is available on the Company’s website at www.novadel.com.

The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

In the Company’s Corporate Presentation, the Company is providing updated revenue projections for ZensanaTM, its ondansetron oral spray, based on Hana Biosciences most recent analyst reports:

  —   $1MM - $4MM in royalties plus milestones in 2007
  —   $12MM - $40MM in royalties by 2010

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Corporate Presentation which is the basis of presentation at February 13, 2007 Bio CEO & Investor Conference 2007.

99.2	Press release dated February 8, 2007, titled “NovaDel Pharma to Present at Bio CEO & Investor Conference 2007 on Tuesday, February 13, 2007.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By	/s/ Michael E Spicer
Name	Michael E Spicer
Title	Chief Financial Officer
and Corporate Secretary

Date: February 12, 2007